UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2021

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

______________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 5, 2021, the Amplitech Group, Inc. (the “Company”) issued 40,100,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) to Fawad Maqbool, pursuant to a notice of conversion and exercise provided by Mr. Maqbool, the Chief Executive Officer of the Company.

The Board of Directors of the Company accepted the notice of conversion and exercise by Fawad Maqbool on January 4, 2021. 100,000 of the Shares were issued at par value upon the conversion of 1,000 shares of Series A Preferred Stock held by Mr. Maqbool. The remaining 40,000,000 of the Shares were issued pursuant to the exercise by Mr. Maqbool of options to purchase 400,000 shares of Series A Preferred Stock, at an exercise price of $0.0206 per share, which were then immediately converted into the 40,000,000 Shares. These issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitech Group, Inc.

January 6, 2021	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	President

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